UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 13, 2026

Mustang Bio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38191	47-3828760
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

95 Sawyer Road, Suite 110

Waltham, Massachusetts 02453

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MBIO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously disclosed, on April 15, 2026, Mustang Bio, Inc. (the “Company”) received a notice from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the bid price of the Company’s common stock, par value $0.0001 per share (“Common Stock”), had closed below $1.00 per share for 30 consecutive business days and, as a result, the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2), which sets forth the minimum bid price requirement for continued listing on the Nasdaq Capital Market (the “Bid Price Requirement”). The Staff notice had no immediate effect on the listing of the Company’s Common Stock on Nasdaq.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was afforded an initial 180-calendar day grace period, or until October 12, 2026, to regain compliance with the Bid Price Requirement. The Company was unable to demonstrate compliance with the Bid Price Requirement by that date. However, the Company submitted a request for an additional 180-calendar day grace period based upon (i) the Company’s belief that, as of October 12, 2026, it satisfied the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market, except for the Bid Price Requirement, and (ii) the Company’s written notice to Nasdaq of its intention to cure the deficiency during the second grace period by effecting a reverse stock split, if necessary.

On October 13, 2026, the Company received a letter from the Staff granting the Company’s request for an additional 180-calendar day period, or until April 12, 2027, to regain compliance with the Bid Price Requirement. Compliance can be achieved by evidencing a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days (but generally not more than 20 consecutive business days) during the second 180-calendar day grace period. In the event the Company does not regain compliance by the end of the second grace period, the Staff will provide written notification that the Company’s Common Stock will be delisted. At that time, the Company may appeal the Staff’s determination to the Nasdaq Hearings Panel, although an appeal would not pause any suspension of trading.

The Company intends to closely monitor the closing bid price of its Common Stock and to take all reasonable measures available to regain compliance under the Nasdaq Listing Rules and remain listed on Nasdaq, including effecting a reverse stock split, if necessary. However, there can be no assurance that the Company will ultimately regain compliance with all applicable requirements for continued listing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mustang Bio, Inc.
Date: October 15, 2026
	By:	/s/ Manuel Litchman, M.D.
Manuel Litchman, M.D.
President, Chief Executive Officer and Interim Chief Financial Officer